Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                            CONTACT: (937) 224-5940

DPL INC. DECLARES QUARTERLY DIVIDEND

DAYTON, Ohio, July 27, 2007 – The Board of Directors of DPL Inc. (NYSE: DPL) declared a quarterly dividend of $0.26 per share payable September 1, 2007 to common shareholders of record on August 17, 2007.  The announced quarterly dividend continues the annualized rate of $1.04 per share.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 950 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.